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                                                                    EXHIBIT 23.3


                             [MET-CHEM LETTERHEAD]


                                               Montreal, May 13th, 2002


SECURITIES AND EXCHANGE COMMISSION
450 Fifth St. N. W.
Washington, DC   20259
USA


SUBJECT: Our reports dated April 2001
         MINERAL RESERVES AND RESOURCES
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We hereby consent to the inclusion of references to our reports dated April
2001, regarding the mineral reserves and resources of the Joe Mann Mine, Copper Rand 5000, Cedar Bay, Corner Bay Inner Block Deposit, Eastmain Property, Bachelor Lake Property, Chevrier Property and Discovery Property, which appear under Item 4 in the Annual Report on Form 20-F of Campbell Resources Inc. (the "Corporation") for the year ended December 31st, 2001.

We also consent to the incorporation by reference of our report in the Registration Statements on Form S-8 (registration Nos. 33-2896, 33-91824, 333-93063 and 333-6236) pertaining to the Corporation's Employee Incentive Plan and Directors' Stock Option Plan.




                                        /s/ SUBBIAH SRINIVASAN, ENG.
                                        ---------------------------------------
                                        Subbiah Srinivasan, Eng.
                                        Vice-President and Managing Director